    As filed with the Securities and Exchange Commission on October 27, 2000

                                         Registration Statement No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                             SECURITIES ACT OF 1933

                                 NETMANAGE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                    77-0252226
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                          10725 NORTH DE ANZA BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
                                 (408) 973-7171
               (Address, including zip code, and telephone number,
                  of Registrant's principal executive offices)

                                 Michael Peckham
                           Chief Financial Officer and
                  Senior Vice President, Finance and Secretary
                          10725 North De Anza Boulevard
                           Cupertino, California 95014
                                 (408) 973-7171
 (Name, address, including zip code, and telephone number of agent for service)

                                   Copies to:
                             Richard H. Gilden, Esq.
                         Brobeck, Phleger & Harrison LLP
                            1633 Broadway, 47th Floor
                               New York, NY 10019
                                 (212) 581-1600

        APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering:
[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

      Title of Securities           Proposed Maximum Aggregate              Amount of
        to be Registered                Offering Price (1)               Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock                                 $2,590,347                         $684
$0.01 Par Value Per Share

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                 Subject to completion, dated October 27, 2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                                 NETMANAGE, INC.

                        1,726,898 shares of common stock


        This prospectus uses the "shelf" registration process. It covers 1,726,898 shares of our common stock owned by certain of our stockholders. These stockholders are referred to as the "selling securityholders" in this prospectus. The shares may be offered and sold from time to time by selling securityholders and any pledgees and donees of the shares. Information regarding the identities of the selling securityholders and the manner in which the shares are being offered and sold is provided in the "Selling Securityholders" and "Plan of Distribution" sections of this prospectus.

        We will not receive any of the proceeds from the sale of the shares. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for selling commissions.

        Our common stock is traded on the Nasdaq National Market under the symbol "NETM." On October 26, 2000, the closing bid price for our common stock was $1 1/4 per share.

        THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A LOSS OF YOUR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, WHICH WE INCORPORATE BY REFERENCE IN THIS PROSPECTUS, FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus is October 27, 2000.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Where you can find more information..........................................1
The Company..................................................................2
Forward-Looking Statements...................................................3
Selling Securityholders......................................................3
Use of Proceeds..............................................................4
Plan of Distribution.........................................................4
Legal Matters................................................................5
Experts......................................................................5

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. Neither the delivery of this prospectus, nor any sale make under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also publicly available through the SEC's web site on the Internet at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. Further, all filings we make under the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        1.     Our Annual Report on Form 10-K for the year ended December 31,
               1999;

        2.     Our Proxy Statement filed with the SEC on April 27, 2000;

        3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

        4. Our Registration Statement on Form S-8 filed with the SEC on June 14, 2000; and

        5. The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on July 26, 1993.

        This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Descriptions of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement for a more complete description of the matter involved, each statement being qualified in its entirety by such reference. At your written or telephonic request, we will provide you, without charge, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Direct your request to us at NetManage, Inc. 10725 North De Anza Boulevard, Cupertino, California 95014, Attention: Michael Peckham, Chief Financial Officer and Senior Vice President, Finance and Secretary, telephone (408) 973-7171.

                                   THE COMPANY

        We develop and market software applications that allow our customers to access and publish information from existing host-centric applications to Internet and web-based client computer users, and to create new applications that leverage existing host applications and data sources.

        Our business is focused on taking advantage of the overall move that major corporations worldwide are making to embrace electronic trading -- commonly termed Business-to-Business ("B2B") or Business-to-Consumer ("B2C"). In this market, we enable businesses to move to the Internet economy through providing the bridge between their existing access systems and those required to compete in the B2B and B2C marketplaces.

        We provide host access solutions that allow internal and external users to access mission-critical line-of-business host system applications and resources (Business-to-Employee or "B2E"). The corporate resources behind B2E are the basis of any eBusiness transformation. Alongside these solutions, we are focused on providing products that allow existing corporate business processes to be extended to business partners in the supply and demand chains, and products that allow new business processes to be created in support of corporate eBusiness B2B and B2C initiatives.

        We develop and market these software solutions for UNIX(R), IBM AS/400 midrange and IBM corporate mainframe computers. We also develop and market software that increases the productivity of corporate call centers, and allow real time application sharing on corporate networks and across the Internet. We provide professional support, maintenance and consultancy services to our customers in association with the products we develop and market.

        Our business is also focused on taking advantage of major industry trends: expansion of the Internet and its adoption as the eCommerce and eBusiness infrastructure; continued mobilization of personal computer users and the adoption of mobile information access and display devices; and broader access to corporate data and information for people internal and external to an organization. Our principal products are compatible with Microsoft Corporation's Windows 2000, Windows NT, Windows 98, Windows 95 and Windows 3.1 platforms, IBM operating systems, Novell, Inc. operating systems and various implementations of the industry standard UNIX operating system such as IBM's AIX, Hewlett Packard's HP/UX, Sun Microsystems' Solaris and Linux.

        We have a range of web integration products, host application publishing products and host access connectivity products. We also have a range of support connectivity products that provide real-time visual support in conjunction with help desk systems aimed at reducing the time and cost of end user support. Our host access products provide the applications and solutions that allow end user devices, including personal computers, to communicate with large centralized corporate computer systems. Host access products include our strongest brands: the Rumba family, the ViewNow family and the Chameleon(TM) family. Other strong brands in our Host Access portfolio include: the NS/Portfolio(TM) family and the OnNet(R) and OnWeb(TM) families. Strong Web Integration and Applications Server brands include the Salvo(TM) family and the OnWeb(TM) family. Our real-time visual support connectivity products add value to our

Host Access and Web Integration offerings and also target new market segments. Current products include SupportNow(TM) Enterprise and the SupportNow SDK(TM) software tools that help reduce the length and cost of support phone calls from end-users and help with end-user education and training.

        We were incorporated in 1990 as a California corporation and changed our incorporation to Delaware in 1993 in conjunction with our initial public offering.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical facts, included in, or incorporated by reference into this prospectus, are forward-looking statements. In addition, when used in this document, the words "anticipate", "estimate", "expect", "intend", "plan", "believe", "project", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks or uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results unless required by law.

                             SELLING SECURITYHOLDERS

        An aggregate of 1,726,898 shares may be offered for sale and sold pursuant to this prospectus by the selling securityholders. The shares are to be offered by and for the respective accounts of the selling securityholders and any pledgees or donees of the selling securityholders. We have agreed to register all of the shares under the Securities Act and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares by the selling securityholders.

        Information with respect to the selling securityholders and the shares is set forth in the following table. None of the selling securityholders has had any material relationship with us within the past three years, except as noted in the following table.

                                                                      NUMBER OF
                                                   SHARES OWNED     SHARES OFFERED
           SELLING SECURITYHOLDER                  PRIOR TO SALE       HEREBY*
----------------------------------------------     -------------    --------------
U.S. Venture Partners V, L.P..................        904,456          904,456
USVP V International, L.P.....................         50,243           50,243
2180 Associates Fund V, L.P...................         28,143           28,143
USVP V Entrepreneur Partners, L.P.............         22,111           22,111
Silicon Valley Bank...........................        306,273          306,273
WS Investments 96B............................         10,845           10,845
Vivie Lee.....................................        155,507          113,038
James L. McGregor.............................        112,979          112,979
April Lee.....................................         60,950           39,097
Tim Unger.....................................         61,772           43,494
Thomas H. Smith...............................         12,756           12,756
Stephen J. Barnhouse..........................         52,082           32,679
Richard Tabor.................................          6,901            5,688
Bill Rothernberg..............................          2,552            2,552
Steven Simonian...............................          2,034            2,034
Cindy Green...................................            203              203
Linda Ryan Dehejia............................          1,565            1,565
Grace Chang...................................          7,214            4,777
Joseph R. Meyers..............................          6,895            4,459
Linda Baker...................................            664              664
Steven B. Shapero.............................            652              652
Joseph F. Elliott.............................         37,181           22,555
Cecilie Hoffman...............................          3,086            1,873
Sonia Bhanot..................................          2,068            1,254
Gerard J. Rudisin.............................          2,068            1,254
Suzy Karasik..................................          2,068            1,254

----------

* Including shares underlying warrants to acquire 605,403 shares of common stock at an exercise price of $4.13 per share.


                                 USE OF PROCEEDS

        All of the shares in the offering are being sold by the selling shareholders. We will, therefore, not receive any proceeds from the sale of the shares in the offering.

                              PLAN OF DISTRIBUTION

        The shares covered by this prospectus may be sold by the selling securityholders or by pledgees and donees of the selling securityholders for their respective own accounts. We will receive none of the proceeds from this offering. The selling securityholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

        The distribution of the shares by the selling securityholders is not subject to any underwriting agreement. The selling securityholders may sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling securityholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling securityholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the selling securityholders in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

        Any shares covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                                  LEGAL MATTERS

        The validity of the issuance of the securities offered hereby, under Delaware law, will be passed upon for us by Louis Wellmeier, Esq.

                                     EXPERTS

        Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Arthur Andersen LLP's report, given on their authority as experts in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        We estimate that we will need to pay the following expenses in connection with the distribution of the securities being registered:

SEC Registration and Filing Fee.................................       $     684
Legal Fees and Expenses*........................................       $  25,000
Accounting Fees and Expenses*...................................       $   3,000
Printing*.......................................................       $   1,000
Transfer Agent Fees*............................................       $   1,000
Miscellaneous*..................................................       $   1,000
        TOTAL...................................................       $  31,684

*    Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

        The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        The Registrant has purchased liability insurance on behalf of its directors and officers for liabilities arising out of their capacities as such.

ITEM 16. EXHIBITS

Exhibit No.     Description of Document
-----------     ----------------------------------------------------------------
     3.1*       Certificate of Incorporation of NetManage, Inc.

     3.2*       Certificate of Amendment of Certificate of Incorporation of
                NetManage, Inc.

     3.3*       By-Laws of NetManage, Inc.

     5.1        Opinion of Louis Wellmeier, Esq.

    23.1        Consent of Arthur Andersen LLP

    23.2        Consent of Louis Wellmeier, Esq. (Reference is made to Exhibit
                5.1.)

    24.1        Power of Attorney. (See signature page.)

--------------------

        * Incorporated by reference to our Annual Report on Form 10-K filed on March 30, 2000.

ITEM 17.       UNDERTAKINGS

        (1)    We hereby undertake:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

        (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

        (2) We hereby undertake that, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (4)    We also undertake that we will:

        (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under the Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

        (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that our company meets all of the requirements for filing on Form S-3 and we have authorized this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Cupertino, California, on October 26, 2000.

                                     NETMANAGE, INC.


                                     By:   /s/ Zvi Alon
                                           -------------------------------------
                                           Zvi Alon
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature below constitutes and appoints Zvi Alon and D. Patrick Linehan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                            DATE
------------------------------    --------------------------------------      ----------------

/s/ Zvi Alon                      Chairman of the Board,                      October 26, 2000
------------------------------    President and Chief Executive Officer
Zvi Alon                          (Principal Executive Officer)


/s/ Michael Peckham               Chief Financial Officer and                 October 26, 2000
------------------------------    Senior Vice President, Finance and
Michael Peckham                   Secretary
                                  (Principal Financial and Accounting
                                  Officer)


/s/ John Bosch                    Director                                    October 26, 2000
------------------------------
John Bosch


/s/ Uzia Galil                    Director                                    October 26, 2000
------------------------------
Uzia Galil


/s/ Shelley Harrison              Director                                    October 26, 2000
------------------------------
Shelley Harrison, PhD


/s/ Darrell Miller                Director                                    October 26, 2000
------------------------------
Darrell Miller


/s/ Abraham Ostrovsky             Director                                    October 26, 2000
------------------------------
Abraham Ostrovsky

                                INDEX TO EXHIBITS


     3.1*       Certificate of Incorporation of NetManage, Inc.

     3.2*       Certificate of Amendment of Certificate of Incorporation of
                NetManage, Inc.

     3.3*       By-Laws of NetManage, Inc.

     5.1        Opinion of Louis Wellmeier, Esq.

    23.1        Consent of Arthur Andersen LLP

    23.2        Consent of Louis Wellmeier, Esq. (Reference is made to Exhibit
                5.1.)

    24.1        Power of Attorney. (See signature page.)

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        *      Incorporated by reference to our Annual Report on Form 10-K filed on March 30, 2000.



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